EXHIBIT 99

MBT Financial Corp. Announces Preliminary

Fourth Quarter and Full Year 2014 Profit

MONROE, Mich., January 27, 2015 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net profit of $2,149,000 ($0.09 per share, basic and diluted), in the fourth quarter of 2014, compared to a profit of $1,640,000 ($0.09 per share, basic and diluted), in the fourth quarter of 2013. The full year profit for 2014 was $7,315,000 ($0.33 per share, basic and diluted), compared to $25,537,000 in 2013 ($1.43 per basic share and $1.41 per diluted share). Profit for the year ended December 31, 2013 was significantly impacted by the Company’s reversal of the valuation allowance on its deferred tax asset. Pre-tax income for 2014 was $9,887,000, compared to $7,424,000 in 2013.

Earnings for the Company improved this quarter due to an increase in the net interest income, a decrease in the provision for loan losses, an increase in non-interest income, and a decrease in non-interest expenses. The net interest margin was decreased from 3.23% in the fourth quarter of 2013 to 3.14% in the fourth quarter of 2014, but the average amount of interest earning assets increased $65.4 million. As a result, net interest income improved by 3.2% in the fourth quarter of 2014 compared to the fourth quarter of 2013. The provision for loan losses decreased $100,000 compared to the fourth quarter of 2013 as significantly improving asset quality and a net recovery allowed the bank to maintain an adequate Allowance for Loan Losses without recording a provision in the fourth quarter of 2014. Total Loans increased $24.7 million during the fourth quarter of 2014, but the continued improvement in asset quality enabled the Company to reduce the Allowance for Loan and Lease Losses from 2.24% of loans at the end of the third quarter to 2.16% as of the end of the fourth quarter of 2014.

Non-interest income increased $245,000, or 6.6% in the fourth quarter of 2014 compared to the fourth quarter of 2013. Excluding gains and losses from securities and other real estate transactions, non-interest income increased $152,000, or 4.1% as Wealth Management fees increased $158,000, or 14.4% as assets under management grew due to new client activity and market value appreciation, and Debit Card income increased $75,000, or 14.7% due to increased debit card activity.

Total non-interest expenses decreased $27,000, or 0.3% in the fourth quarter of 2014 compared to the fourth quarter of 2013. Salaries and benefits increased $402,000, or 7.1% as a result of increases in the accrual for the Officer Incentive Plan and in salaries and wages. Occupancy expense decreased $211,000, or 23.3%, mainly due to lower property taxes and maintenance expenses. Professional fees increased $125,000, or 32.3%, largely due to higher legal and consulting fees. FDIC insurance decreased $281,000 due to a decrease in our assessment rate following the termination of the Bank’s Consent Order with the FDIC and the State of Michigan in the second quarter of 2014.

Total assets of the company increased $56.0 million compared to December 31, 2013. Total loans increased $12.6 million since the end of 2013 and $24.7 million during the quarter mainly due to the purchase of loan participations. Capital increased $23.9 million since the end of last year due to the year to date profit of $7.3 million, the issuance of $8.4 million of common stock, and the decrease of $8.2 million in the Accumulated Other Comprehensive Loss (AOCL). The AOCL decreased due to an increase in the market values of our investment securities that are classified as available for sale and because we realized losses in the third quarter by selling our portfolio of pooled trust preferred CDO securities. The ratio of equity to assets increased from 9.05% at the end of 2013 to 10.52% at December 31, 2014. The Bank’s Tier 1 Leverage ratio increased from 8.48% as of December 31, 2013 to 9.55% as of December 31, 2014.

This quarter we experienced a small reduction in problem assets following the sizable reductions earlier in the year. During the third quarter of 2014, non-performing assets decreased $16.4 million, or 27.6%. Total classified assets, which include internal watch list loans, other real estate, and pooled trust preferred CDO securities, decreased $94,000, or 0.2% compared to last quarter and $36.5 million, or 40.0% compared to a year ago. The classified assets to total capital ratio decreased from 78.9% a year ago to 41.6% in the fourth quarter of 2014 due to the improvements in both classified assets and capital.

H. Douglas Chaffin, President and CEO, commented, “Local and national economic indicators continue to improve, and we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue into 2015. We will continue our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the fourth quarter results on Wednesday, January 28, 2015, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10058038. The replay will be available until February 27, 2015 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.2 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute approximately 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA and MEDC lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan.  The Michigan Bankers Association ranks MBT fourth among all Michigan banks for total trust assets. With 25 offices, 47 ATMs, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
(dollars in thousands except per share data)	2014 4th Qtr	2014 3rd Qtr	2014 2nd Qtr	2014 1st Qtr	2013 4th Qtr	2014	2013

EARNINGS
Net interest income	$8,802	$8,852	$8,552	$8,495	$8,529	$34,701	$33,201
FTE Net interest income	$8,934	$8,989	$8,693	$8,640	$8,670	$35,256	$33,761
Provision for loan and lease losses	$-	$(700)	$100	$100	$100	$(500)	$2,200
Non interest income	$3,980	$2,125	$3,584	$3,664	$3,735	$13,353	$15,931
Non interest expense	$9,815	$9,362	$9,791	$9,699	$9,842	$38,667	$39,508
Net income	$2,149	$1,712	$1,687	$1,767	$1,640	$7,315	$25,537
Basic earnings per share	$0.09	$0.08	$0.08	$0.08	$0.09	$0.33	$1.43
Diluted earnings per share	$0.09	$0.07	$0.08	$0.08	$0.09	$0.33	$1.41
Average shares outstanding	22,697,204	22,691,593	22,205,086	20,818,727	18,185,178	22,109,911	17,882,070
Average diluted shares outstanding	22,956,549	22,986,918	22,498,236	21,112,926	18,391,184	22,379,337	18,085,094

PERFORMANCE RATIOS
Return on average assets	0.70%	0.56%	0.57%	0.60%	0.56%	0.61%	2.12%
Return on average common equity	6.45%	5.21%	5.50%	6.34%	6.32%	5.87%	28.78%

Base Margin	3.07%	3.09%	3.08%	3.11%	3.15%	3.08%	2.94%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.02%	0.03%	0.02%	0.02%	0.03%	0.02%	0.04%
FTE Net Interest Margin	3.14%	3.17%	3.15%	3.18%	3.23%	3.15%	3.03%

Efficiency ratio	75.19%	71.66%	75.85%	76.14%	77.84%	74.69%	75.01%
Full-time equivalent employees	370	370	367	371	374	370	368

CAPITAL
Average equity to average assets	10.78%	10.71%	10.28%	9.47%	8.89%	10.32%	7.36%
Book value per share	$5.92	$5.76	$5.68	$5.55	$5.37	$5.92	$5.37
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$455	$3,353	$1,662	$674	$1,040	$6,114	$5,624
Loan Recoveries	$533	$2,182	$405	$523	$383	$3,643	$2,334
Net Charge-Offs	$(78)	$1,171	$1,257	$151	$657	$2,471	$3,290

Allowance for loan and lease losses	$13,208	$13,130	$15,001	$16,158	$16,209	$13,208	$16,209

Nonaccrual Loans	$13,040	$13,351	$19,048	$23,108	$23,710	$13,040	$23,710
Loans 90 days past due	$10	$7	$4	$29	$46	$10	$46
Restructured loans	$22,896	$24,094	$29,658	$32,248	$32,450	$22,896	$32,450
Total non performing loans	$35,946	$37,452	$48,710	$55,385	$56,206	$35,946	$56,206
Other real estate owned & other assets	$5,633	$6,043	$7,933	$9,784	$9,638	$5,633	$9,638
Nonaccrual Investment Securities	$-	$-	$3,403	$3,262	$3,259	$-	$3,259
Total non performing assets	$41,579	$43,495	$60,046	$68,431	$69,103	$41,579	$69,103

Classified Loans	$48,978	$48,662	$63,665	$69,111	$71,939	$48,978	$71,939
Other real estate owned & other assets	$5,633	$6,043	$7,933	$9,784	$9,638	$5,633	$9,638
Classified Investment Securities	$-	$-	$9,379	$9,505	$9,509	$-	$9,509
Total classified assets	$54,611	$54,705	$80,977	$88,400	$91,086	$54,611	$91,086

Net loan charge-offs to average loans	-0.05%	0.78%	0.84%	0.10%	0.43%	0.41%	0.54%
Allowance for loan losses to total loans	2.16%	2.24%	2.50%	2.73%	2.71%	2.16%	2.71%
Non performing loans to gross loans	5.88%	6.39%	8.12%	9.36%	9.39%	5.88%	9.39%
Non performing assets to total assets	3.25%	3.47%	4.96%	5.62%	5.65%	3.25%	5.65%
Classified assets to total capital	41.64%	42.73%	63.80%	73.15%	78.90%	41.64%	78.90%
Allowance to non performing loans	36.74%	35.06%	30.80%	29.17%	28.84%	36.74%	28.84%

END OF PERIOD BALANCES
Loans and leases	$610,880	$586,152	$599,803	$592,024	$598,258	$610,880	$598,258
Total earning assets	$1,160,371	$1,135,016	$1,093,461	$1,100,263	$1,101,015	$1,160,371	$1,101,015
Total assets	$1,278,657	$1,251,812	$1,209,831	$1,217,812	$1,222,682	$1,278,657	$1,222,682
Deposits	$1,111,811	$1,089,484	$1,049,789	$1,056,611	$1,069,718	$1,111,811	$1,069,718
Interest Bearing Liabilities	$908,590	$894,753	$869,843	$873,532	$880,874	$908,590	$880,874
Shareholders’ equity	$134,536	$130,652	$128,794	$118,107	$110,608	$134,536	$110,608
Tier 1 Capital (Bank)	$117,944	$114,898	$111,929	$104,691	$99,242	$117,944	$99,242
Total Shares Outstanding	22,718,077	22,694,906	22,690,142	21,266,380	20,605,493	22,718,077	20,605,493

AVERAGE BALANCES
Loans and leases	$606,060	$597,771	$598,392	$596,925	$603,972	$599,803	$613,844
Total earning assets	$1,131,448	$1,124,988	$1,106,590	$1,101,215	$1,066,010	$1,116,165	$1,113,769
Total assets	$1,225,996	$1,217,640	$1,196,912	$1,192,791	$1,157,156	$1,208,450	$1,205,988
Deposits	$1,085,325	$1,079,425	$1,058,873	$1,066,036	$1,038,794	$1,072,485	$1,050,470
Interest Bearing Liabilities	$880,276	$884,832	$880,030	$884,809	$867,590	$882,480	$923,389
Shareholders’ equity	$132,121	$130,404	$123,011	$113,000	$102,891	$124,702	$88,723

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Year Ended December 31,
Dollars in thousands (except per share data)	2014	2013	2014	2013
Interest Income
Interest and fees on loans	$7,096	$7,364	$28,451	$30,470
Interest on investment securities-
Tax-exempt	279	309	1,171	1,255
Taxable	2,275	1,984	8,815	7,367
Interest on balances due from banks	16	15	102	146
Total interest income	9,666	9,672	38,539	39,238

Interest Expense
Interest on deposits	686	953	3,109	4,314
Interest on borrowed funds	178	190	729	1,723
Total interest expense	864	1,143	3,838	6,037

Net Interest Income	8,802	8,529	34,701	33,201
Provision For Loan Losses	-	100	(500)	2,200

Net Interest Income After
Provision For Loan Losses	8,802	8,429	35,201	31,001

Other Income
Income from wealth management services	1,253	1,095	4,749	4,351
Service charges and other fees	1,025	1,097	3,979	4,325
Debit Card income	586	511	2,174	2,032
Net gain (loss) on sales of securities	90	118	(654)	424
Net gain (loss) on other real estate owned	18	(103)	(946)	(1,442)
Origination fees on mortgage loans sold	148	96	378	702
Bank Owned Life Insurance income	354	349	1,416	1,466
Other real estate owned rent	72	134	436	773
Other	434	438	1,821	1,858
Total other income	3,980	3,735	13,353	14,489

Other Expenses
Salaries and employee benefits	6,075	5,673	23,238	21,520
Occupancy expense	696	907	2,736	3,053
Equipment expense	725	655	2,727	2,679
Marketing expense	199	177	839	725
Professional fees	512	387	2,132	1,965
Other real estate owned expense	160	172	1,047	1,001
FDIC deposit insurance assessment	414	695	1,949	2,773
Bonding and other insurance expense	258	266	1,035	1,068
Telephone expense	119	144	474	599
Other	657	766	2,490	2,683
Total other expenses	9,815	9,842	38,667	38,066

Profit Before Income Taxes	2,967	2,322	9,887	7,424
Income Tax Expense	818	682	2,572	(18,113)
Net Profit	$2,149	$1,640	$7,315	$25,537

Basic Earnings Per Common Share	$0.09	$0.09	$0.33	$1.43

Diluted Earnings Per Common Share	$0.09	$0.09	$0.33	$1.41

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands	(Unaudited) December 31, 2014	December 31, 2013

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$15,957	$15,448
Interest bearing	36,165	62,350
Total cash and cash equivalents	52,122	77,798

Securities - Held to Maturity	32,613	34,846
Securities - Available for Sale	473,176	394,956
Federal Home Loan Bank stock - at cost	7,537	10,605
Loans held for sale	548	668

Loans	610,332	597,590
Allowance for Loan Losses	(13,208)	(16,209)
Loans - Net	597,124	581,381

Accrued interest receivable and other assets	29,465	34,094
Other Real Estate Owned	5,615	9,628
Bank Owned Life Insurance	51,825	50,493
Premises and Equipment - Net	28,632	28,213
Total assets	$1,278,657	$1,222,682

Liabilities
Deposits:
Non-interest bearing	$218,221	$215,844
Interest-bearing	893,590	853,874
Total deposits	1,111,811	1,069,718

Federal Home Loan Bank advances	-	12,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	17,310	15,356
Total liabilities	1,144,121	1,112,074

Shareholders’ Equity
Common stock (no par value)	23,037	14,671
Retained Earnings	114,132	106,817
Unearned Compensation	-	(7)
Accumulated other comprehensive loss	(2,633)	(10,873)
Total shareholders’ equity	134,536	110,608
Total liabilities and shareholders’ equity	$1,278,657	$1,222,682

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	John Betrus
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com